UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2016

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Office, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 24, 2016, The Gymboree Corporation (the “Company”) announced the expiration, the final results and the final settlement of its previously announced cash tender offer for the maximum aggregate principal amount of its outstanding 9.125% Senior Unsecured Notes due 2018 (the “Notes”) that can be purchased for $40.0 million (excluding accrued interest on the Notes, which will also be paid) (the “Tender Offer”). The Tender Offer was conducted pursuant to the terms of the Offer to Purchase and related Letter of Transmittal, each dated April 26, 2016, which have been sent to holders of the Notes.

A copy of the press release announcing the expiration, the final results and the final settlement of the Tender Offer is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Press release of The Gymboree Corporation dated May 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: May 24, 2016
	By:	/s/ Andrew North
Name: Andrew North
Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press release of The Gymboree Corporation dated May 24, 2016.